Exhibit 99.1

Liquidity Services, Inc. to Acquire GovDeals, Inc.

Acquisition adds 1,400 municipal and state agency sellers and thousands of professional buyers of surplus assets to LSI’s online marketplace business

WASHINGTON – December 26, 2007 – Liquidity Services, Inc. (LSI), a leading online auction marketplace for wholesale, surplus and salvage assets, today announced it has agreed to acquire Information Management Specialists, Inc. and its GovDeals, Inc. subsidiary for approximately $10 million in cash.  GovDeals is an online auction marketplace for the sale of surplus and confiscated items for local and state government entities including city, county and state agencies as well as school boards and public utilities.

The acquisition strengthens LSI’s business by adding 1,400 new government agency clients, approximately 80,000 registered buyers and a critical mass of relationships to support new public sector business initiatives.  In addition to a specialized sales force focused on building long term relationships with state and local agencies, GovDeals business model allows sellers to list their own goods for sale on a consignment fee basis.  The acquisition will also allow GovDeals’ sellers to utilize LSI’s menu of optional value added services to save costs, improve cycle times and increase revenues.

“We believe that the acquisition of GovDeals is a natural complement to our organization and a winning proposition for LSI’s and GovDeals’ established network of sellers and buyers,” said Bill Angrick, Chairman and CEO of LSI.  “These sellers will benefit from the opportunity to leverage LSI’s technology, innovative value-added services and existing buyer base for government surplus assets.  The demonstrated expertise of GovDeals in understanding and meeting the needs of its customers will help further establish LSI as the leading marketplace for the sale of surplus and salvage assets to a growing base of professional buyers and government agency sellers.” LSI will retain the current GovDeals management team and employees post closing.

LSI expects the deal to add approximately $30 to $35 million of Gross Merchandise Volume (GMV) and to be neutral to net income for its fiscal year 2008 results.

The acquisition is expected to close in January 2008 and is subject to customary closing conditions and post-closing price adjustments related to working capital items.

About Liquidity Services, Inc. (LQDT)

Liquidity Services, Inc. (NASDAQ:LQDT) and its subsidiaries enable corporations and government agencies to market and sell surplus assets and wholesale goods quickly and conveniently using online auction marketplaces and value-added services. The company is based in Washington, D.C. and has 585 employees. Additional information can be found at: www.liquidityservicesinc.com.

Forward-Looking Statements

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the potential benefits, impact on fiscal 2008 operating results and expected closing date, of the acquisition of the Informs/GovDeals business by LSI. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from any future results expressed or implied by these forward-looking statements. You can identify forward-looking statements by terminology such as “expects,” or the negative of these terms or other comparable terminology. We cannot guarantee future results, levels of activity, performance or achievements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this document. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007, including, but not limited to, those set forth in Part I, Item IA (Risk Factors). There may be other factors of which we are currently unaware that may cause our actual results to differ materially from the forward-looking statements. All forward-looking statements apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement occurring after the date of this document.

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Media Contact

Julie Davis

Corporate Communications Director

202-558-6234
julie.davis@liquidityservicesinc.com